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                                                                   EXHIBIT 12(b)

               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

                                                                                   Nine Months Ended Sept. 30,
                                                                                -----------------------------
Millions of Dollars Except Ratios                                                 2000                  1999
---------------------------------                                               -------               -------
Earnings
     Income from continuing operations ..........................               $   685               $   541
     Undistributed equity earnings ..............................                    44                   (33)
                                                                                -------               -------
     Total ......................................................                   729                   508
                                                                                -------               -------
Income Taxes ....................................................                   397                   296
                                                                                -------               -------
Fixed Charges:
     Interest expense including amortization of debt discount ...                   543                   554
     Portion of rentals representing an interest factor .........                   131                   141
                                                                                -------               -------
Total fixed charges .............................................                   674                   695
                                                                                -------               -------
Earnings Available for Fixed Charges ............................               $ 1,800               $ 1,499
                                                                                =======               =======
Ratio of earnings to fixed charges (Note 9) .....................                   2.7                   2.2
                                                                                =======               =======